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                                                                   EXHIBIT 10(I)

                    [On Berkshire Hathaway Inc. Letterhead]

                               December 13, 1990



PS Group, Inc.
Suite 1050
4370 La Jolla Village Drive
San Diego, CA  92122

Attention:  Mr. J. P. Guerin

Dear Mr. Guerin:

     On behalf of Berkshire Hathaway Inc. ("Berkshire") I have discussed with you the possible interest of Berkshire and its subsidiaries in making additional market purchases of PS Group Inc. ("PS Group") common stock if PS Group's Rights Agreement dated as of June 30, 1986, as amended to the date of this letter ("Shareholder Rights Plan"), were to be amended to permit such purchases above the present threshold of 22.5%. With the approval of your Board of Directors you have suggested the following terms upon which such additional purchases by Berkshire and its subsidiaries would be acceptable to PS Group, and have stated that if Berkshire agrees to these terms PS Group would amend its shareholder Rights Plan to permit purchases as described herein. The terms of our agreement are as follows:

     1. The PS Group Shareholder Rights Plan will be amended as set forth in Exhibit A hereto so as to permit purchases by Berkshire and its subsidiaries of PS Group common shares representing not in excess of an aggregate of 45% of the number of PS Group common shares outstanding.

     2. Berkshire will vote all common shares of PS Group owned by it or by its subsidiaries, which are in excess of 22.5% of the outstanding common shares of PS Group, in the same proportion as all other PS Group shares (including the shares owned by Berkshire not in excess of 22.5% of the outstanding common shares of Ps Group) are voted in connection with all matters on which common shares of PS Group are voted. Berkshire is not restricted in voting PS Group common shares owned by it or its subsidiaries which in the aggregate do not exceed 22.5% of the outstanding common shares of PS Group.

     3. Berkshire will not sell any PS Group shares owned by it in any transaction if Berkshire knows, following reasonable inquiry, that as a result of such transaction any purchaser in such transaction will be the "Beneficial Owner" (as defined in PS Group's shareholder Rights Plan) of a number of PS
Group shares sufficient to make such purchaser an "Acquiring Person" as defined in the Shareholder Rights Plan.
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December 13, 1990
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     4.  Berkshire will not make any further purchases of PS Group common shares following receipt of notice from PS Group that further purchases of such shares by Berkshire may cause the delisting of PS Group common shares on the New York Stock Exchange.

     5. Berkshire will not be a "participant" as defined in Rule 14a-11 under the Securities Exchange Act of 1934 in any proxy solicitation in opposition to a solicitation by PS Group involving the election or removal of PS Group directors, nor will Berkshire solicit, within the meaning of Rule 14a-1(1), any proxy in connection with any other matter on which a vote of PS Group shareholders is taken, if such solicitation is in opposition to any proposal or position approved by the PS Group Board. The provisions of this paragraph 5 shall not apply to Berkshire requesting or directing its subsidiaries to execute proxies with respect to PS Group common shares owned by them.

     6. Berkshire will not be a member of a 13(d) group (other than a 13(d) group composed solely of itself and its affiliates) with respect to any securities of PS Group.

     7. Berkshire will cause its subsidiaries owning PS Group shares to comply with all obligations of Berkshire set forth herein.

     The foregoing provisions constitute an agreement between Berkshire and PS Group.

                              Berkshire Hathaway Inc.


                              By  /s/ Warren E. Buffett
                                ------------------------------
                                Warren E. Buffett
                                Chairman


Accepted and Agreed
this 14th day of December, 1990

PS Group, Inc.


By  /s/ J. P. Guerin, Jr.
  ------------------------------
  J. P. Guerin, Jr.
  Chairman

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December 13, 1990
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     I will not purchase any common shares of PS Group (excluding shares purchased by Berkshire and its subsidiaries) at any time when Berkshire owns any of PS Group's outstanding common shares, nor will I make any such purchases without first executing in my individual capacity an agreement similar to the above agreement (but applicable to me as an individual) in form and substance satisfactory to counsel for PS Group.



                                  /s/ Warren E. Buffett
                                ------------------------------
                              Warren E. Buffett

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